Exhibit 10.4

CONFIDENTIAL SEPARATION AND GENERAL RELEASE AGREEMENT

THIS CONFIDENTIAL SEPARATION AND GENERAL RELEASE AGREEMENT (the “Agreement”) is entered into between William Mote (the “Employee”) and Warehouse Goods LLC (the “Company”) (collectively, the “Parties”), as follows:

Terms and Conditions

1.Separation of Employment. Employee hereby acknowledges that Employee's employment with the Company will be terminated on May 17, 2022 (the “Separation Date”). The Parties mutually agree that the Amended and Restated Employment Agreement previously entered into by and between Employee and the Company (the “Employment Agreement”) shall terminate effective as of the Separation Date, except that the post-termination rights and obligations of the Parties set forth in Sections 6, 8, 9, 10 & 11 of the Employment Agreement shall survive termination of the Employment Agreement and Employee’s employment with the Company in accordance with the terms of the Employment Agreement, save and except any such obligations, if any, which are unenforceable under applicable law in the subject jurisdiction at the time.

2.Final Wages; Termination of Benefits. Regardless of whether Employee signs this Agreement, the Company will pay Employee all wages earned and all accrued paid time off for which Employee is eligible through the Separation Date, less applicable withholdings, in accordance with the Company's regular payroll practices or earlier when required by applicable state law. Employee acknowledges that Employee’s health care insurance coverage and all other benefits will terminate effective on the last day of the month in which the Separation Date occurs, unless Employee thereafter timely elects to continue health care insurance coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) at Employee’s own expense. Employee acknowledges that Employee will receive information via separate correspondence regarding Employee’s rights under COBRA.

3.Consideration. In consideration for Employee’s release of claims in Section 4 below, Employee’s release of claims in Section 3 of the Reaffirmation attached hereto as Exhibit “A” (the “Reaffirmation”), the other promises made by Employee herein, and in full satisfaction of all final payments due Employee from the Company (including, but not limited to severance pay, benefits or other remuneration in whatever form), and provided that: (i) Employee’s employment with the Company has not been terminated prior to the Separation Date as a result of voluntary termination by the Employee or involuntary termination by the Company for any reason other than layoff, and (ii) both this Agreement and the Reaffirmation attached hereto as Exhibit “A” (the “Reaffirmation”) are timely signed by Employee, returned to the Company, and not revoked as set forth in Section 30 of this Agreement and Section 7 of the Reaffirmation, and all Company property is returned by Employee to Company as set forth in Section 9 of this Agreement, then the Company shall pay Employee (i) the gross amount of a total of $170,000.00 (the “Salary Severance”); (ii) $10,692.84 representing six (6) months of COBRA payments (the “COBRA Severance”) (the Salary Severance and the COBRA Severance are collectively referred to as the “Payment”), each of which which will be paid by Company to Employee in equal bi-weekly installments over the course of the Company’s regular bi-weekly paydays, beginning with the Company’s first regular payday following the expiration of the revocation period set forth in Section 7 of the Reaffirmation, as well as (iii) $37,726.03, representing fifty percent of Employee’s pro-rated bonus eligibility, which will be paid within fifteen (15) days of the

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effectiveness of the release contained in this Agreement. Employee understands that the Payment is subject to applicable payroll withholding deductions. No deductions will be made from the Payment for medical, dental, or life insurance premiums, flexible spending or 401K deductions. Employee acknowledges that payment of any amounts to, or on behalf of, Employee under this Agreement does not, in any way, extend the period of employment or continuous service beyond the last day of employment or confer any other rights or benefits other than what may be set forth expressly herein. Employee agrees that: (a) the Payment constitutes good and valuable consideration for Employee’s execution of this Agreement; (b) the Payment exceeds anything due from the Company or any of the other Releasees (defined in Section 4 below) to Employee through the Separation Date; and (c) apart from Employee’s final paycheck, Employee has no further entitlement to or claim for any other severance pay, wages, bonuses, commissions, benefits, vacation, damages, attorneys’ fees or costs or any other sum of money from the Company or any of the Releasees (defined in Section 4 below) for any reason whatsoever, including, without limitation, pursuant to the Employment Agreement.

4.General Release. In consideration for the Payment, Employee fully and completely releases and gives up any and all waivable claims and rights that Employee may have against the Company, its parents, subsidiaries, and affiliates, including but not limited to Greenlane Holdings, Inc., and each of their officers, directors, members, shareholders, employees, agents, representatives, consultants, fiduciaries, attorneys, insurers, benefit plans, plan administrators, joint venture partners, subsidiaries and affiliates, and all of their predecessors, successors, and assigns (collectively, the “Releasees”). This Agreement applies to all waivable claims resulting from anything that has happened up through the date that Employee signs this Agreement, including claims of which Employee is not aware and those not specifically mentioned in this Agreement. Employee understands that this Agreement does not waive rights or claims that may arise from events that occur after Employee signs this Agreement. Without limiting the generality of the foregoing, Employee specifically releases all waivable claims relating to: (i) Employee’s employment by the Company, the terms and conditions of such employment, the Employment Agreement, employee benefits related to Employee’s employment with the Company, the termination of Employee’s employment with the Company, and/or any of the events relating directly or indirectly to or surrounding such termination; (ii) any and all claims of discrimination, harassment, whistleblowing or retaliation in employment (whether based on federal, state or local law, statutory or decisional), including without limitation, all claims under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”) (this release is meant to comply with the Older Workers Benefit Protection Act (“OWBPA”), 29 U.S.C. § 621 et seq., which statute was enacted to, among other things, ensure that individuals age 40 or older who waive their rights under the ADEA do so knowingly and voluntarily), the Worker’s Adjustment and Retraining Notification Act (“WARN”), Title VII of the Civil Rights Act of 1964, as amended (“Title VII”), the Americans with Disabilities Act, as amended (“ADA”), the Civil Rights Act of 1991, the Reconstruction Era Civil Rights Act of 1866, 42 USC §§ 1981-86, as amended, the Equal Pay Act (“EPA”), the Family and Medical Leave Act, as amended (“FMLA”), the Employee Retirement Income Security Act (“ERISA”) (other than claims with regard to vested benefits), Sections 503 and 504 of the Rehabilitation Act of 1973, the Occupational Safety and Health Act (“OSHA”), the National Labor Relations Act (“NLRA”), or any state or local discrimination, harassment, whistle blowing or retaliation law; (iii) any and all claims for damages of any kind whatsoever, including without limitation compensatory, punitive, treble, liquidated and/or consequential damages; (iv) any and all claims under any contract, whether express or implied, and all claims in equity; (v) any and all claims for unintentional or intentional torts, for emotional distress, and for pain and suffering; (vi) any and all claims for violation of any statutory or administrative rules, regulations or codes; and (vii) any and all claims for attorneys’ fees, paralegals’ fees, costs, disbursements, wages, bonuses, benefits, vacation and/or the like. Employee represents that Employee knows of no claim that Employee has against the Company or any of the other Releasees that is not released

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by this Section 4. Employee understands and agrees that this Agreement is binding on Employee and on anyone who succeeds to Employee’s rights.

5.Taxes and Indemnification. Employee agrees to pay any and all taxes (other than payroll taxes) found to be owed from Payment made pursuant to this Agreement and to indemnify and hold the Company harmless for any federal, state and local tax liability, including taxes, interest, penalties or the like, and required withholdings, which may be or is asserted against or imposed upon the Releasees by any taxing authority based upon any amounts paid to Employee as a result of Employee's non-payment of taxes of such amounts for which Employee is legally responsible. Employee understands and agrees that any necessary tax documentation, such as W-2s, may be filed by Company with regard to monies paid under this Agreement. Employee and the Company acknowledge that nothing herein shall constitute tax advice to the other party.
6.Non-Disparagement; Social Media. Employee and Company each agrees and warrants that at no time in the future will Employee or Company make any statements (orally or in writing, including, without limitation, whether in fiction or nonfiction) or take any actions which could reasonably be considered to disparage or defame the Releasees or Employee, or in any way, directly or indirectly, cause the making of such statements, or the taking of such actions by anyone else, including but not limited to other current or former employees of Company. Nothing in this Paragraph 6 is intended to, nor should be construed to limit Employee's rights as outlined in Paragraph 11 below or either Party’s right to respond truthfully to valid legal process. In addition, within sixty days from the Separation Date, Employee agrees to update Employee’s profile on social media websites (such as LinkedIn) to reflect that Employee is no longer an employee of the Company.

7.Incitement of Claims; Participation in Claims. Employee agrees that Employee will not encourage or incite any person including, but not limited to, other current or former employees of the Company, to assert any complaint or claim in federal or state court against the Company or any of the other Releasees (except as outlined in Section 11 below). Employee also agrees not to participate, cooperate or assist in any manner, whether as a witness, expert, consultant or otherwise, in any lawsuit, complaint, charge or other proceeding involving the Company or any of the other Releasees as a party unless requested to do so by the Company, compelled by subpoena or court order, or as outlined in Section 11 below.
8.No Claims Filed. Employee represents and warrants that Employee has not filed any claims or causes of action against the Releasees, including but not limited to any charges of discrimination, harassment or retaliation, with any federal, state or local agency or court. Employee’s representation to same constitutes a material inducement for Company entering into this Agreement. In the event that Employee has filed such a claim or cause of action, it will be considered a material breach of the terms of this Agreement.

9.Return of Company Property. On or before the Separation Date, Employee agrees to return all Company property including, but not limited to, documents, confidential information, books, records, equipment and/or files, whether prepared by Employee or otherwise coming into Employee’s possession. Employee agrees not to retain any copies, other reproductions, or extracts of the Company’s property, documents, and/or confidential information, in electronic form or otherwise after the Separation Date.

10.Confidentiality of Agreement. Employee agrees not to disclose at any time in the future any of the terms of this Agreement, except that Employee may disclose the terms of this Agreement: (i) as may be required by law; (ii) to any taxing authority, such as the IRS; (iii) to a court of competent jurisdiction for purposes of enforcement of, or for demonstrating a breach of this Agreement; and (iv) to Employee’s spouse, attorney and/or tax and financial advisors,

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provided that the individual first agrees to keep the terms of this Agreement confidential. Employee acknowledges and agrees that any other disclosure regarding the terms of this Agreement would constitute a material breach of the Agreement. If Employee is compelled by legal subpoena or court order to provide information covered by this Section 10, prior to such disclosure, Employee will immediately provide a copy of such judicial order or subpoena, by overnight delivery and e-mail to the Company, attention Douglas Fischer, General Counsel at 1095 Broken Sound Parkway NW, Suite 300, Boca Raton, FL 33487, dfischer@greenlane.com. Employee agrees to provide the Company with a reasonable opportunity to intervene to assert what rights it may have to non-disclosure, prior to any response to the order or subpoena. Nothing in this Section 10 is intended to, nor should be construed to, limit Employee’s rights as outlined in Section 11 below.

11.Non-Interference. Nothing in this Agreement shall be construed to prohibit Employee from: (i) filing a charge or participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission or other federal, state or local government agency charged with enforcement of any law; (ii)  reporting possible violations of any law, rule or regulation to any governmental agency or entity charged with enforcement of any law, rule or regulation; or (iii) making other disclosures that are protected under whistleblower provisions of any law, rule or regulation. Notwithstanding the foregoing, by signing this Agreement, Employee expressly waives Employee’s right to recover damages and to be awarded equitable and/or injunctive relief in connection with any administrative or court action brought against the Company or any of the other Releasees, whether brought by Employee, on Employee’s behalf, or by any government agency or other party, related in any way to the matters released in Section 4 above. However, Employee does not waive any right (if any) Employee may have to recover a bounty or reward from the Securities and Exchange Commission (“SEC”) in connection with the disclosure of information to the SEC.
12.Reports. Employee further represents that Employee (i) has reported to the Company any and all work-related injuries incurred during employment; (ii) the Company properly provided any leave of absence because of Employee or a family member’s health condition and Employee has not been subjected to any improper treatment, conduct or actions due to a request for or taking such leave; and (iii) Employee has provided the Company with written notice of any and all concerns regarding suspected bank fraud, wire fraud, mail fraud, securities fraud, any violation of a rule or regulation of the SEC, any violation of federal law, or any violation of the Company’s Code of Business Conduct, or any other ethical and compliance issues or violations on the part of the Company or any released person or entity.
13.Survival of Post-Termination Obligations. Employee acknowledges and re-affirms Employee's obligations to comply with Employee's post-termination obligations under that certain Employee Proprietary Rights and Confidentiality Agreement executed by and between Employee and the Company (the “Confidentiality Agreement”), as well as the Employment Agreement, which shall survive termination of this Agreement, termination of the Employment Agreement, and termination of Employee’s employment with the Company, and remain in full force and effect hereafter.

14.Severability. Should a court of competent jurisdiction determine that the general release set forth in Section 4 above is invalid, void and/or unenforceable, then Employee agrees that the Company's obligations under this Agreement are null and void and Employee shall return to the Company the Payment made to Employee under this Agreement. If any other provisions in this Agreement or the Reaffirmation are held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way. Nothing in this Section 14 is intended to, nor shall be construed to, apply to any contrary rights of Employee under the ADEA.

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15.Acknowledgment. Employee acknowledges that Employee has been advised by the Company in writing to consult with an attorney before signing this Agreement; acknowledges and understands that the general release contained in Section 4 above effectively waives all claims against Releasees under the ADEA; and acknowledges that Employee has been afforded the opportunity to consider the terms of this Agreement for a period of forty-five (45) days prior to its execution. Employee acknowledges that Employee may use as much or as little of the forty-five (45) day period to make Employee’s decision to execute this Agreement. Any material or non-material changes made to this Agreement after Employee receives this Agreement do not restart the running of the 45-day period. Employee acknowledges that no representation, promise or inducement has been made other than as set forth in this Agreement, and that Employee enters into this Agreement without reliance upon any other representation, promise or inducement not set forth herein. Employee acknowledges and represents that Employee assumes the risk for any mistake of fact now known or unknown, and that Employee understands and acknowledges the significance and consequences of this Agreement. Employee further acknowledges that Employee has read this Agreement and the Reaffirmation in their entirety; that Employee fully understands all of the terms and their significance; and that Employee has signed this Agreement voluntarily, knowingly and of Employee’s own free will. Employee further affirms that, upon receipt of Employee’s final paycheck, Employee will have been paid and/or have received all leave (paid or unpaid), base salary, commissions, bonuses, and all other compensation and benefits to which Employee may have been entitled from the Company through the Separation Date. Employee further affirms that Employee has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state or federal law, and has not suffered any workplace injuries or occupational diseases that have not previously been reported to the Company.

16.References. Company and Employee agree that the Company’s Human Resources Team will respond to reference inquiries regarding Employee by providing only Employee’s dates of employment, last position held, and last salary (if permissible under applicable state and local law). Employee understands and agrees that the Company is not responsible for any information given regarding Employee that was solicited from any source other than the Company's Human Resources Team

17.Breach. Employee acknowledges that if Employee materially breaches or threatens to materially breach this Agreement or the Reaffirmation, breaches the confidentiality, non-incitement, and non-disparagement provisions of this Agreement, breaches the post-termination obligations contained in the Employment Agreement or Confidentiality Agreement, and/or commences a suit, action, proceeding or complaint in contravention of this Agreement and waiver of claims (except as outlined in Section 11 above), the Company’s obligations to provide Employee the Payment referred to above shall immediately cease and the Company shall be entitled to all other remedies allowed in law or equity, including but not limited to the return of any payments made to Employee under this Agreement. Further, nothing in this Agreement shall prevent the Company from pursuing an injunction to enforce Employee’s post-termination obligations in the Employment Agreement and Confidentiality Agreement. Nothing in this Section 17 is intended to, nor shall be construed to, apply to any contrary rights of Employee under the ADEA.

18.Non-Admission. The Parties understand that the Payment and other matters agreed to herein are not to be construed as an admission of or evidence of liability for any violation of the law, willful or otherwise by any entity or any person.

19.Complete Agreement. This Agreement and the Reaffirmation shall not be modified unless in writing and signed by both the Company and the Employee. The Parties agree that this Agreement and the Reaffirmation set forth all the promises and agreements between them and supersede all prior and contemporaneous agreements, understandings,

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inducements or conditions, expressed or implied, oral or written, except that the post-employment obligations contained in the Confidentiality Agreement and Employment Agreement shall remain in full force and effect following the Employee's execution of this Agreement and the Reaffirmation, shall survive the termination of Employee's employment, and are incorporated by reference herein.
20.Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties’ representatives, agents, successors, assigns, heirs, attorneys, affiliates, and predecessors.
21.Enforcement. This Agreement shall be governed by the laws of the state of Florida, without regard to its choice of law principles, except where the application of federal law applies. If either Party breaches this Agreement or the Reaffirmation, or any dispute arises out of or relating to this Agreement or the Reaffirmation, the prevailing party shall be entitled to its reasonable attorneys’ fees, paralegals' fees and costs, at all levels. In the event of any litigation arising out of this Agreement or the Reaffirmation, the exclusive venue shall be in in any state or federal court with competent jurisdiction over Palm Beach County, Florida. The Parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue. THE PARTIES SPECIFICALLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY SUCH ACTION. Nothing in this Section 21 is intended to, nor shall be construed to, apply to any contrary rights of Employee under the ADEA.
22.No Transfer of Claims. Employee represents and warrants that Employee has not assigned, transferred, or purported to assign or transfer, to any person, firm, corporation, association or entity whatsoever, any claims released herein. Employee agrees to indemnify and hold the Releasees harmless against, without any limitation, any and all rights, claims, warranties, demands, debts, obligations, liabilities, costs, court costs, expenses (including attorneys’ fees, paralegals' fees and costs, at all levels), causes of action or judgments based on or arising out of any such assignment or transfer. Employee further warrants that there is nothing that would prohibit Employee from entering into this Agreement.
23.Cooperation. In the event that the Company or any of its affiliates becomes involved in any civil or criminal litigation, administrative proceeding or governmental investigation, Employee shall, upon request, provide reasonable cooperation and assistance to the Company, including without limitation, furnishing relevant information, attending meetings and providing statements and testimony. The Company will reimburse Employee for all reasonable and necessary expenses Employee incurs in complying with this Section 23. If necessary for any employer of Employee, the Company will provide Employee with a proper subpoena in order to obtain Employee’s reasonable cooperation with and assistance to the Company.
24.Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (Section 409A), or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute, shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement upon a termination of employment shall only be made upon a "separation from service" under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and

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benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Employee on account of non-compliance with Section 409A.
25.Execution of Necessary Documents. Each party shall, upon the request of the other, execute and re-execute, acknowledge and deliver this Agreement and any and all papers or documents or other instruments, as may be reasonably necessary to implement the terms hereof with any formalities as may be required and, otherwise, shall cooperate to fulfill the terms hereof and enable the other party to effectuate any of the provisions of this Agreement.

26.No Waiver; All Rights Are Cumulative. No waiver of any breach or other rights under this Agreement shall be deemed a waiver unless the acknowledgment of the waiver is in writing executed by the Party committing the waiver. No waiver shall be deemed to be a waiver of any subsequent breach or rights. All rights are cumulative under this Agreement.

27.Construction; Headings. The Parties expressly acknowledge that they have had equal opportunity to negotiate the terms of this Agreement and that this Agreement shall not be construed against the drafter. The headings contained in the Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The language in all parts of this Agreement will be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the paragraphs of this Agreement are for the convenience only and will not affect the construction or interpretation of any of the provisions herein.

28.Electronic Transmissions and Counterparts. This Agreement may be executed in several counterparts and by electronic transmissions and all so executed shall constitute one Agreement, binding on all the Parties hereto, notwithstanding that the Parties are not signatories to the original or same counterpart.

29.Capacity. Employee represents and warrants that in negotiating and executing this Agreement, Employee is not, and has not been, under the influence of any drugs, medications or other substances which might in any way impair Employee’s judgment or ability to understand the terms of this Agreement.

30.Right of Revocation. Employee has the right to revoke this Agreement within seven (7) days after Employee's execution of this Agreement by giving written notice of such revocation to the Company, attention Douglas Fischer, General Counsel at 1095 Broken Sound Parkway NW, Suite 300, Boca Raton, FL 33487, dfischer@greenlane.com, delivered by no later than the seventh day after Employee signs and delivers this Agreement to the Company. As such, the Agreement shall not become effective until the eighth (8th) day following Employee’s signing of this Agreement. In the event that Employee revokes this Agreement, then this Agreement, and the promises contained therein, shall automatically be deemed null and void and the Company will not be obligated to pay Employee the Payment promised in Section 3 above. Employee acknowledges and understands that the Company is not obligated to make the Payment to Employee until after the Effective Date defined in Section 7 of the Reaffirmation.

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THIS IS A LEGAL DOCUMENT – READ CAREFULLY BEFORE SIGNING.
IN WITNESS WHEREOF, the Parties have executed this Agreement.
Employee represents and warrants that Employee has read this Agreement in its entirety, has been offered a period of forty-five (45) days to review this Agreement and the Reaffirmation attached as Exhibit “A” hereto, and has been advised in writing herein to consult with counsel prior to signing this Agreement. Employee further represents and warrants that Employee is of sound mind and fully understands and voluntarily assents to all of the terms of this Agreement.

EMPLOYEE: _______________________________ Signature William Mote Date:_______________	COMPANY: Warehouse Goods LLC By:______________________________________ Signature Title:____________________________________ _________________________________________ Print Name Date:_______________

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EXHIBIT A TO SEPARATION AGREEMENT - REAFFIRMATION
This Reaffirmation should not be signed until on or after the Separation Date (as defined in the Separation Agreement), and then must be returned to the Company’s General Counsel, Douglas Fischer, within seven (7) days after the Separation Date.

REAFFIRMATION
1.    This Reaffirmation (this “Reaffirmation”) is the “Reaffirmation” referred to and defined in the Confidential Separation and General Release Agreement (the “Separation Agreement”) between William Mote (“Employee,” “I,” “me,” or “my”) and Warehouse Goods, LLC (formerly known as Jacoby Holdings, LLC) (the “Company”). The Separation Agreement previously was signed by me and delivered to the Company.
2.    I hereby affirm the validity of the Separation Agreement, including but not limited to the general release of the Releasees (as defined in the Separation Agreement and Section 3 herein) as set forth in Section 4 of the Separation Agreement, and agree and acknowledge that the terms and conditions of the Separation Agreement are incorporated herein, as if fully restated herein. I also affirm that I am not in breach of any provision of the Separation Agreement. I acknowledge that the Separation Agreement is complete, true, accurate, valid and in full force and effect.
3.    In exchange for the consideration described in Section 3 of the Separation Agreement, I hereby fully and completely release and give up any and all waivable claims and rights that I may have against the Company, its parents, subsidiaries, affiliates, including but not limited to Greenlane Holdings, Inc., and each of their officers, directors, members, shareholders, employees, agents, representatives, consultants, fiduciaries, attorneys, insurers, benefit plans, plan administrators, joint venture partners, subsidiaries and affiliates, and all of their predecessors, successors, and assigns (collectively, the “Releasees”). The release in this Reaffirmation applies to all waivable claims resulting from anything that has happened up through the date I sign this Reaffirmation, including claims of which I am not aware and those not specifically mentioned in this Reaffirmation. I understand that this Reaffirmation does not waive rights or claims that may arise after the date that I sign this Reaffirmation. Without limiting the generality of the foregoing, I specifically release all waivable claims against the Releasees relating to: (i) my employment by the Company, the terms and conditions of such employment, the Employment Agreement (as defined in the Separation Agreement), employee benefits related to my employment with the Company, the termination of my employment with the Company, and/or any of the events relating directly or indirectly to or surrounding such termination; (ii) any and all claims of discrimination, harassment, whistleblowing or retaliation in employment (whether based on federal, state or local law, statutory or decisional), including without limitation, all claims under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”) (this release is meant to comply with the Older Workers Benefit Protection Act (“OWBPA”), 29 U.S.C. § 621 et seq., which statute was enacted to, among other things, ensure that individuals age 40 or older who waive their rights under the ADEA do so knowingly and voluntarily), the Worker’s Adjustment and Retraining Notification Act (“WARN”), Title VII of the Civil Rights Act of 1964, as amended (“Title VII”), the Americans with Disabilities Act, as amended (“ADA”), the Civil Rights Act of 1991, the Reconstruction Era Civil Rights Act of 1866, 42 USC §§ 1981-86, as amended, the Equal Pay Act (“EPA”), the Family and Medical Leave Act, as amended (“FMLA”), the Employee Retirement Income Security Act (“ERISA”) (other than claims with regard to vested benefits), Sections 503 and 504 of the Rehabilitation Act of 1973, the Occupational Safety and Health Act (“OSHA”), the National Labor Relations Act (“NLRA”), or any state or local discrimination, harassment, whistle blowing or retaliation law; (iii) any and all claims for damages of any kind whatsoever, including without limitation compensatory, punitive, treble, liquidated and/or consequential damages; (iv) any and all claims under any contract, whether express or implied, and all claims in equity; (v) any and all claims for unintentional or intentional torts, for emotional distress, and for pain and suffering; (vi) any
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EXHIBIT A TO SEPARATION AGREEMENT - REAFFIRMATION
and all claims for violation of any statutory or administrative rules, regulations or codes; and (vii) any and all claims for attorneys’ fees, paralegals’ fees, costs, disbursements, wages, bonuses, benefits, vacation and/or the like. I represent that I know of no claim that I have against the Company or any of the other Releasees that is not released by this Section 3. I understand and agree that this Reaffirmation is binding on me and on anyone who succeeds to my rights. I hereby irrevocably covenant to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any of the Releasees, based upon any matter purported to be released hereby, and this covenant and release shall be a complete and final bar to any claims released hereunder. I understand that nothing in the Separation Agreement or this Reaffirmation shall preclude me from exercising my rights as set forth in Section 5 hereof.
4.    I represent and warrant that I have not: (a) filed or initiated any legal proceedings against any of the Releasees and that no such proceedings have been initiated on my behalf; (b) assigned, transferred, pledged or otherwise disposed of or conveyed to any third party any right or claim against any of the Releasees which has been released in the Separation Agreement or this Reaffirmation, or (c) directly or indirectly assisted any third party in filing, causing or assisting to be filed, any claim against the Releasees. Except as set forth in Section 5 below, I agree that I will not encourage or solicit or voluntarily assist or participate in any way in the filing, reporting or prosecution by myself or any third party of a proceeding or claim against the Releasees based upon or relating to any claim released by me in the Separation Agreement or this Reaffirmation.
5.    I acknowledge and understand that nothing in the Separation Agreement or this Reaffirmation shall interfere with my right to (i) file a charge or participate in any investigation or proceeding conducted by the Equal Employment Opportunity Commission or other federal, state or local government agency charged with enforcement of any law; (ii)  report possible violations of any law, rule or regulation to any governmental agency or entity charged with enforcement of any law, rule or regulation; or (iii) make other disclosures that are protected under whistleblower provisions of any law, rule or regulation. Notwithstanding the foregoing, by signing this Reaffirmation, I expressly waive any right to recover damages and to be awarded equitable and/or injunctive relief in connection with any administrative or court action brought against the Company or any of the other Releasees, whether brought by me, on my behalf, or by any government agency or other party, related in any way to the matters released in Section 3 above or Section 4 of the Separation Agreement. However, I understand that I do not waive any right (if any) I may have to recover a bounty or reward from the Securities and Exchange Commission (“SEC”) in connection with the disclosure of information to the SEC. The Separation Agreement and this Reaffirmation shall not be modified unless in writing and signed by both the Company and me. I agree that the Separation Agreement and this Reaffirmation set forth all the promises and agreements between me and the Company and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except that the post-employment obligations contained in the Confidentiality Agreement (as defined in the Separation Agreement) and Employment Agreement shall remain in full force and effect following my execution of the Separation Agreement and this Reaffirmation, shall survive the termination of my employment, and are incorporated by reference herein.
6.    I acknowledge that I have been advised in writing to consult with an attorney before signing the Separation Agreement and this Reaffirmation, and that I have been afforded the opportunity to consider the terms of the Separation Agreement and this Reaffirmation and incorporated waiver of claims for forty-five (45) days prior to signing the Separation Agreement and this Reaffirmation. I acknowledge that no representation, promise, or inducement has been made other than as set forth in the Separation Agreement and this Reaffirmation, and that I enter into this Reaffirmation knowingly without reliance upon any other representation, promise, or
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EXHIBIT A TO SEPARATION AGREEMENT - REAFFIRMATION
inducement that is not set forth in the Separation Agreement and herein. I acknowledge and represent that I assume the risk for any mistake of fact now known or unknown, and that I understand and acknowledge the significance and consequences of the Separation Agreement and this Reaffirmation. I further acknowledge that I have read the Separation Agreement and this Reaffirmation in their entirety; that I fully understand all of their terms and their significance; and that I have signed the Separation Agreement and this Reaffirmation voluntarily and of my own free will. I further affirm that, upon receipt of my final paycheck from the Company, I will have been paid and/or have received all leave (paid or unpaid), compensation, bonuses and/or benefits to which I may be entitled from the Company through the Separation Date and that no other leave (paid or unpaid), compensation, bonuses and/or benefits are due to me from Company. I further affirm that I have been provided and/or have not been denied any leave requested under applicable federal, state, and local law, and have not suffered any workplace injuries that have not previously been reported to the Company.
7.    I understand that I have seven (7) days following the Separation date to return a signed copy of this Reaffirmation to the Company, attention Douglas Fischer, General Counsel, 1095 Broken Sound Parkway NW, Suite 300, Boca Raton, FL 33487, dfischer@greenlane.com. I further understand that I have the right to revoke this Reaffirmation within seven (7) days after my execution of this Reaffirmation by giving notice in writing of such revocation to the Company, attention Douglas Fischer, General Counsel, 1095 Broken Sound Parkway NW, Suite 300, Boca Raton, FL 33487, dfischer@greenlane.com. As such, this Reaffirmation shall not become effective until the eighth (8th) day following my signing of this Reaffirmation (the “Effective Date”). In the event that I do not timely return a signed copy of this Reaffirmation to the Company or I revoke this Reaffirmation, then this Reaffirmation and the Separation Agreement, and the promises contained therein, shall automatically be deemed null and void, the Company will not be obligated to provide me with the Payment under Section 3 of the Separation Agreement, and the Separation Date shall be unaltered. I acknowledge and understand that the Company is not obligated to provide me with the Payment under Section 3 of the Separation Agreement until after the Effective Date set forth in this Reaffirmation.
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THIS IS A LEGAL DOCUMENT – READ CAREFULLY BEFORE SIGNING.
I represent and warrant that I have read the Separation Agreement, the Disclosure, and this Reaffirmation in their entirety, have been offered forty-five (45) days to review the Separation Agreement, the Disclosure, and this Reaffirmation and incorporated release, and have been advised in writing herein to consult with an attorney prior to signing this Reaffirmation. I further represent and warrant that I am of sound mind and fully understand and voluntarily assent to all of the terms of this Reaffirmation.
EMPLOYEE:

_______________________________
Signature

William Mote

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Employee’s Initials____ Company’s Initials ____

EXHIBIT A TO SEPARATION AGREEMENT - REAFFIRMATION
Date:___________________________

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Employee’s Initials____ Company’s Initials ____